UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2016, the Board of Directors (the “Board”) of H&E Equipment, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended & Restated Bylaws (the “Bylaws”).  The Amendment provides that the Company’s stockholders may remove any director from office, with or without cause, upon the affirmative vote of not less than a majority of the voting power of the outstanding stock of the Company.  The Bylaws previously provided that the Company’s stockholders may only remove a director from office with cause upon the affirmative vote of  not less than 66-2/3% of the voting power of the outstanding stock of the Company.  The effective date of the Amendment is February 11, 2016.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

3.1  Amended & Restated Bylaws of H&E Equipment, Inc., as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2016	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer

22019867.1.BUSINESS